SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                             Business Resource Group
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     14a-6(i)(3).


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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 23, 2000

TO THE SHAREHOLDERS OF BUSINESS RESOURCE GROUP:

Notice is hereby given that the Annual Meeting of Shareholders of Business Resource Group, a California corporation, will be held at the Double Tree Hotel, 2050 Gateway Place, San Jose, California 95110, on Thursday, March 23, 2000, at 1:30 p.m., local time, for the following purposes:
1. To elect the following directors to serve for the ensuing year or until their successors are elected: George Kelly, Brian D. McNay, John W. Peth, Harry S. Robbins and Jeffrey D. Tuttle.

2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending
October 31, 2000.

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on February 14, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, regardless of whether you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  John W. Peth
                                  President and Chief Executive Officer


San Jose, California
February 22, 2000


IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.


[LOGO]
PROXY STATEMENT
FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Business Resource Group, a California corporation, for use at the Annual Meeting of Shareholders to be held Thursday, March 23, 2000 at 1:30 p.m., local time, or at any postponement or adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Double Tree Hotel, 2050 Gateway Place, San Jose, California 95110. The Company's principal executive offices are located at 2150 N. First Street, Suite 101, San Jose, California 95131. The Company's principal telephone number at that location is (408) 325-3200.

This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999, including financial statements, were first mailed to all shareholders entitled to vote at the Annual Meeting on or about February 22, 2000.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities
The close of business on February 14, 2000 has been fixed as the record date for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had approximately 5,253,474 shares of Common Stock outstanding held of record by approximately 1,224 shareholders.

Voting and Solicitation
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether a quorum is present.

Holders of Common Stock on the Record Date are entitled to one vote per share on all matters and are entitled to cumulate votes for the election of directors, subject to the conditions described below.

Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the number of directors authorized by the Company's Bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

Except with respect to the election of directors, and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular item at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any returned proxy that is in the form of the enclosed proxy but that is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and other persons representing beneficial owners of shares of the Company's common stock for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The Company's Bylaws currently provide for five directors. At the Annual Meeting five directors are to be elected to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee who shall be designated by the present Board or the proxy holders to fill the vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board does not believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the five nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by that shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors provided that votes may not be cast for more than five candidates. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by proxies in the enclosed form will (if authority to vote for the election of directors is not withheld) have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

The nominees' names, ages as of February 14, 2000, and certain information about them are set forth below:













                                                                     Director
   Name of Nominee      Age         Position with the Company         Since
----------------------  ----  -------------------------------------  --------
George Kelly             65   Director                               2000
Brian D. McNay........   43   Director, Executive Vice President     1987
                              of Sales
John W. Peth..........   51   Director, President and Chief          1995
                              Executive Officer
Harry S. Robbins......   51   Director                               1995
Jeffrey D. Tuttle....... 43   Director, Executive Vice President     1987
                              of Marketing

There is no family relationship between any director or executive officer of the Company.

Mr. Kelly has served as a member of the Board since January 2000. Mr. Kelly is a retired partner of Deloitte & Touche LLP, where he worked for thirty years until his retirement in June 1989. Mr. Kelly is also a director of Micrel, Inc. an integrated circuits manufacturer and a director of Ion Systems, Inc., a private company. Mr. Kelly received his BS in Business Administration in 1959 from Pennsylvania State University, and an MBA from the University of California at Berkeley in 1961.

Mr. McNay has served as Executive Vice President of Sales since April 1995, and as a member of the Board since the Company's inception in April 1987. Mr. McNay also served as President between April 1987 and April 1995. Mr. McNay was also the founder and owner of Business Interiors, a sole proprietorship sold to the Company in April 1987. In addition, Mr. McNay served as a sales executive at various office furniture dealerships from 1979 to 1986, including the Contract Source Center, the Contract Office Group and Design Performance.

Mr. Peth has served as President and Chief Executive Officer since December 1997 and as a member of the Board since April 1995. He also served as Chief Financial Officer of the Company from December 1997 to February 1998 and was a consultant to the Company from July 1997 to December 1997. From June 1996 to March 1997, Mr. Peth served as Acting President and Chief Executive Officer of Tab Products Co., an office filing and furniture systems manufacturer and distributor. From April 1991 until June 1997, Mr. Peth served as Executive Vice President and Chief Operating Officer of TAB. From August 1984 to April 1991, Mr. Peth served as the managing partner of the San Jose region of Deloitte & Touche LLP and one of its predecessor public accounting firms. Mr. Peth is also a director of Aspect Communications Corporation, a provider of customer relationship management solutions. Mr. Peth received his BA degree in Economics in 1970 from the University of California at Santa Barbara, and an MBA from the University of California at Los Angeles in 1972.

Mr. Robbins has served as a member of the Board since May 1995. Since October 1999, Mr. Robbins has served as Chairman of the Board of Symphonix Devices, Inc., an implantable hearing device company. From March 1994 to October 1999, Mr. Robbins served as President, Chief Executive Officer and Chairman of the Board of Symphonix Devices, Inc. From January 1991 to December 1993, Mr. Robbins was President and a member of the Board of Directors of Cardiorhythm, an electrophysiology catheter company. From September 1986 to December 1990, Mr. Robbins served in a variety of positions at Laserscope, a surgical systems company, including Executive Vice President, Vice President of Sales, Marketing and Service and Director of Sales. Mr. Robbins received his BA degree from Pennsylvania State University in 1969.

Mr. Tuttle has served as Executive Vice President of Marketing since April 1995, and as a member of the Board since the Company's inception in 1987. Mr. Tuttle also served as Vice President of Sales between April 1987 and April 1995. From 1978 to 1987, Mr. Tuttle served as a sales executive with KBM Office Furniture, an office furniture dealership. He received his BS degree in Marketing in 1980 from Santa Clara University.

Board Meetings and Committees

The Board held a total of four formal meetings during the fiscal year ended October 31, 1999. Mr. Robbins attended fewer than 75% of the aggregate number of meetings of the Board of Directors. The Board has an Audit Committee and a Compensation Committee. No director attended fewer than 75% of the aggregate number of meetings of the committees of the Board on which he serves during fiscal 1999. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee currently consists of Mr. Robbins and Mr. Kelly, who was appointed as a member of such committee in January 2000 when he became a member of the Board. The Audit Committee held one formal meeting during the fiscal year ended October 31, 1999. The Audit Committee recommends engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

The Compensation Committee currently consists of Mr. Robbins and Mr. Kelly, who was appointed as a member of such committee in January 2000 when he became a member of the Board. The Compensation Committee held one formal meeting during the fiscal year ended October 31, 1999. The Compensation Committee's functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives, and make recommendations to the Board regarding the Company's executive compensation policy.

Compensation of Directors

Non-employee members of the Board are eligible to receive a retainer of $2,000 per quarter, $500 for each Board meeting attended and $250 for each committee meeting attended, and may be reimbursed for costs of attending Board and Committee meetings. In addition, non-employee members of the Board receive options to purchase shares of the Company's Common Stock pursuant to the 1995 Directors' Stock Option Plan. The 1995 Directors' Stock Option Plan provides for the grant of non-statutory stock options to non-employee directors of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Each non-employee member of the Board is automatically granted an option to purchase 20,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, on the first calendar day of the Company's fiscal year, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock if, on such date, he or she has served on the Board for at least three months. Options granted under the 1995 Directors' Stock Option Plan have a term of ten years. The options granted upon initial election to the Board become exercisable cumulatively to the extent of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. The options granted annually become exercisable in full on the fourth anniversary of the date of grant. Directors who are employees of the Company do not receive any additional compensation for their services as a director.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES
LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending October 31, 2000 and recommends that the shareholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the financial statements of the Company since 1994. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2000 as to (i) each of the Company's directors, (ii) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement, and (iv) all directors and executive officers as a group.










                                                 Shares Beneficially
                                           ---------------------------
                                                              Percent
                                                                of
                                            Owned(1)(2)        Total
                                              Number           Class
                                           ------------      ---------
Jeffrey D. Tuttle.........................     960,000         18.3%
Brian D. McNay............................     633,390         12.1%
John W. Peth..............................     414,125 (3)      7.3%
John M. Palmer............................      95,313 (4)      1.8%
Harry S. Robbins..........................      25,000 (5)        *
George Kelly                                     2,000            *
Bay Area Micro-Cap Fund, L.P.                  326,400 (6)      6.2%
  1151 Bay Laurel Drive
  Menlo Park, CA 94025
Heartland Advisors........................     661,100 (7)     12.6%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
Ronda Lee McNay...........................     631,390 (8)     12.1%
  200 Summerhill Drive
  Santa Cruz, California 95066
Royce & Associates, Inc.                       495,900 (9)      9.5%
  1414 Avenue of the Americas
  New York, NY 10019
T. Rowe Price Associates, Inc.............     360,000 (10)     6.9%
  100 East Pratt Street
  Baltimore, Maryland 21202
All directors and executive officers
  as a group (6 persons)..................   2,129,828 (11)    40.0%



*       Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise indicated, the address of each of the named individuals is: c/o
Business Resource Group, 2150 No. First Street, Suite 101, San
Jose, California 95131.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after January 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


(3) Includes the following number of shares subject to stock options exercisable within 60 days of January 31, 1999: 403,125.

(4) Includes the following number of shares subject to stock options exercisable within 60 days of January 31, 1999: 90,313.

(5) Includes the following number of shares subject to stock options exercisable within 60 days of January 31, 1999: 25,000.

(6) Based solely on information contained in the Schedule 13G dated February 7, 2000 filed by the named shareholder with the Securities and Exchange Commission.

(7) Based solely on information contained in the Schedule 13G dated January 18, 2000 filed by the named shareholder with the Securities and Exchange Commission.

(8) Based solely on information contained in the Stipulation and Order
Re: Family Support filed November 10, 1998 in the Superior Court of the State of California in and for the County of Santa Cruz.

(9) Based solely on information contained in the Schedule 13G dated February 2, 2000 filed by the named shareholder with the Securities and Exchange Commission.

(10) Based solely on information contained in the Schedule 13G dated February 4, 2000 filed by the named shareholder with the Securities and Exchange Commission.

(11) Includes the following number of shares subject to stock options exercisable within 60 days of January 31, 1999: Mr. Palmer, 90,313; Mr. Peth, 403,125: Mr. Robbins, 25,000; all directors and officers as a group, 518,438.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 10 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describing the compensation policies applicable to the Company's executive officers and other compensation matters during the fiscal year ended October 31, 1999. The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation. All decisions relating to executive compensation are also reviewed by the full Board.




General Compensation Policy

The Company's compensation policy is designed to attract and retain qualified key executives to contribute to the Company's growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company; and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders.

The summary below describes in more detail the factors which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted as necessary each year to take into account the individual's performance and to maintain a competitive salary structure. The Company's overall performance plays a significant role in the determination of base salary. See also "Compensation of Other Executives" below.

Cash-Based Incentive Compensation

Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth. See also "Compensation of Other Executives" below.

Long-Term Incentive Compensation

The Company has utilized its stock option plans to provide executive and other key employees with incentives to maximize long-term shareholder value. Grants under the Company's stock option plans by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's shareholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. See also "Report on Repriced Stock Options for Employees of the Company."

Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to five years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

John W. Peth has served as the Company's President and Chief Executive Officer since December 1997. Mr. Peth received $225,000 in base salary actually paid for the period from November 1, 1998 to October 31, 1999, and he received a performance bonus in the amount of $110,000.

The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amounts of Mr. Peth's salary and bonus and number of shares subject to his stock option grant. Mr. Peth's compensation was the result of arm's length negotiation between the Company and Mr. Peth and was approved by the Compensation Committee. Significant factors in establishing Mr. Peth's compensation included: (i) an assessment of the scope of his responsibilities; (ii) an evaluation of Mr. Peth's level of experience; and (iii) a review of the compensation of Chief Executive Officers for competitive companies in the office furniture industry. See also "Summary Compensation Table" below

 .
Compensation of Other Executives

The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends compensation increases to the Compensation Committee based on a number of factors, such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews and approves increases, if any, for each executive officer.

During fiscal 1998, the Compensation Committee changed the compensation structure of Messrs. McNay and Tuttle, the Company's Executive Vice President of Sales and Vice President of Marketing, respectively, from a primarily commission-based compensation plan to a base salary and bonus arrangement based upon corporate performance. Messrs. McNay and Tuttle continue to be responsible for their own sales to customers.

During fiscal 1997, Messrs. McNay and Tuttle were compensated by commissions earned on their respective sales of the Company's products and services and participated in the same commission plan as other Company sales personnel. The Company's commission structure limited sales representatives who hold more than five percent of the Company's outstanding Common Stock (or options therefor) to a maximum commission level of $480,000 per fiscal year. Mr. McNay obtained the maximum commission level during fiscal 1997.

Neither Mr. McNay nor Mr. Tuttle received any stock option grants during fiscal 1999, as the Compensation Committee did not believe such action was necessary given their existing ownership positions in the Company.



Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million annually and the Compensation Committee believes that options granted under the Company's 1995 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.
                                    COMPENSATION COMMITTEE


                                    Harry S. Robbins



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are currently no employee directors serving on the Compensation Committee and no member of the Compensation Committee or executive officers of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

See "Proposal No. 1 - Election of Directors - Compensation of
Directors" for a discussion of certain information with respect to all non-employee directors, including directors serving on the Compensation Committee.

PERFORMANCE GRAPH

The following graph compares, for the period that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, (which commenced June 27, 1995), the cumulative total shareholder return for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies), and a group consisting of publicly-traded U.S. companies in the Company's industry. The industry group companies consist of four companies compiled from Standard & Poor's CompuStat as follows: Hon Industries, Kimball International, Herman Miller, Inc. and TAB Products Co. Measurement points are June 27, 1995 and the last trading day of the Company's fiscal years ended October 31, 1999, October 31, 1998, October 31, 1997, October 31, 1996 and October 31, 1995. The graph assumes that $100 was invested on June 27, 1995 (at the initial offering price of $7.00 per share) in the Common Stock of the Company, the CRSP Index and the industry group companies, and further assumes reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



     Measurement Period
                                                         PEER
    (Fiscal Period Covered)           BRG     NASDAQ     GROUP
                                   --------- --------- ---------
06/27/95......................          100       100       100
10/31/95......................           68       113       105
10/31/96......................           57       134       145
10/31/97......................           56       176       254
10/31/98......................           33       197       223
10/31/99......................           52       328       238



COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation earned by the Company's
Chief Executive Officer and all other executive officers of the Company for the fiscal year ended October 31, 1999, and the compensation received by each such individual for the Company's two prior fiscal years.






























SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                          -------------------------------
                                             Annual Compensation                  Awards         Payouts
                                    ------------------------------------- --------------------- ---------
                                                                 Other               Securities              All
                                                                 Annual   Restricted Underlying             Other
                                                                 Compen-    Stock     Options/    LTIP    Compensa-
                                    Fiscal              Bonus    sation     Awards      SARS     Payouts     tion
     Name & Principal Position       Year   Salary($)    (1)       ($)       ($)       (#)(2)      ($)      ($)(3)
----------------------------------- ------- --------- --------- --------- ---------- ---------- --------- ----------
John W. Peth                          1999  $225,000  $110,000     --         --                   --       $18,300
  President and Chief Executive       1998  $206,250   $80,000     --         --       400,000     --       $16,544
  Officer(4)                          1997        --        --     --         --        55,000     --          --

Brian D. McNay                        1999  $525,000  $110,000     --         --          --       --       $18,300
  Executive Vice President of         1998  $515,000   $80,000     --         --          --       --        $5,680
  Sales                               1997        --  $480,000     --         --          --       --        $4,337

John M. Palmer                        1999  $144,324  $110,000     --         --        50,000     --        $8,305
  Chief Operating Officer,            1998   $96,028   $60,000     --         --       125,000     --        $5,603
  Vice President, Finance and         1997        --        --     --         --          --       --          --
  Chief Financial Officer(5)

Jeffrey Tuttle                        1999  $300,000  $110,000     --         --          --       --       $18,300
  Executive Vice President of         1998  $271,485   $80,000     --         --          --       --        $5,680
  Marketing                           1997        --  $381,801     --         --          --       --        $4,337



__________

(1) Stated amounts for fiscal 1999 and fiscal 1998 include amounts earned by Mr. Peth, Mr. McNay, Mr. Tuttle and Mr. Palmer as performance bonuses under the provisions of the Company's fiscal 1999 and fiscal
1998 Top Management Bonus Program. In fiscal 1997 the stated amounts include amounts earned by Mr. McNay and Mr. Tuttle as sales commissions, and exclude amounts paid during each referenced year relating to amounts earned in prior years. During fiscal 1997 Company sales representatives, including Messrs. McNay and Tuttle, who hold more than five percent of the Company's outstanding Common Stock (or options therefore) were limited to a maximum commission level of $480,000 per fiscal year.

(2) All options were granted at an exercise price equal to the fair market value as reported on the Nasdaq Stock Market on the date of grant.

(3) Stated amounts for fiscal 1999, 1998 and 1997 represent the Company's contributions to its 401(k) plan for the benefit of the named executives and automobile expense allowances in the following amounts:
401(k) plan contributions - Mr. Peth ($2,400, $1,969 and $0), Mr.
McNay ($2,400, $2,500 and $2,250), Mr. Palmer ($2,305, $1,488 and $0)
and Mr. Tuttle ($2,400, $2,500 and $2,250); automobile expense allowances - Mr. Peth ($15,900, $14,575 and $0), Mr. McNay ($15,900,
$3,180 and $2,087), Mr. Palmer ($6,000, $4,115 and $0) and Mr. Tuttle
($15,900, $3,180 and $2,087).

(4) Mr. Peth joined the Company as President and Chief Executive Officer in December 1997.

(5) Mr. Palmer joined the Company as Vice President, Finance and Chief Financial Officer in February 1998. Mr. Palmer was appointed Chief Operating Officer in August 1999.

STOCK OPTION GRANTS IN FISCAL YEAR 1999

The following table sets forth information for the executive officers named in the Summary Compensation Table in this Proxy Statement with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended October 31, 1999 and the value of all options held by such executive officers on October 31, 1999.


                                  Individual Grants
                   ----------------------------------------------
                                    Percent                        Potential Realizable
                                    of Total                         Value at Assumed
                    Number of     Options/SAR's                      Annual Rates of
                    Securities      Granted                            Stock Price
                    Underlying         to      Exercise             Appreciation for
                   Options/SAR's   Employees    of Base   Expir-     Option Term(1)
                      Granted      in Fiscal     Price    ation   ---------------------
       Name            (#)         Year(%)(2)  ($/sh)(3)   Date     5%($)      10%($)
------------------ ------------   ------------ --------- -------- ---------- ----------
John W. Peth......        --           --           --        --        --         --
Brian D. McNay....        --           --           --        --        --         --
John M. Palmer....      50,000 (4)       21.3%    $3.00   8/12/04   $44,442    $91,577
Jeffrey Tuttle....        --           --           --        --        --         --



(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the five-year option term will be at the assumed levels set forth in the table or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) The Company granted stock options to employees for an aggregate of 235,100 shares of Common Stock during the 1998 fiscal year.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through an exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) Such option is exercisable ratably over 48 months from the date of grant. See also "Aggregated Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values".


AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
FISCAL YEAR-END OPTION VALUES

The following table sets forth information relating to exercises of stock options by the executive officers named in the Summary Compensation Table in this Proxy Statement during the fiscal year ended October 31, 1999, and the value of unexercised stock options as of October 31, 1999.


                                                                    Value of
                                                 Number of         Unexercised
                                                Unexercised       In-the-Money
                                                Options at         Options at
                       Shares                Fiscal Year End (#)Fiscal Year End ($)
                      Acquired     Value     -----------------  -----------------
                         on       Realized     Exercisable/       Exercisable/
        Name          Exercise      ($)        Unexercisable    Unexercisable (1)
--------------------- ---------  ----------  -----------------  -----------------
John W. Peth..........     --         --      367,917/117,083   $220,443/$70,182
Brian D. McNay........     --         --                 --                --
John M. Palmer........     --         --        78,125/96,875    $45,313/$65,625
Jeffrey Tuttle........     --         --                 --                --




(1) Based on the $3.6875 per share closing price of the Company's Common Stock on The Nasdaq National Market on October 31, 1999 less the exercise price of the options.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Non-employee members of the Company's Board of Directors are eligible to receive cash compensation and options to purchase shares of Common Stock in connection with their service on the Board. See "Proposal No. 1
- Election of Directors - Compensation of Directors."

The Company has entered into indemnification agreements with each of its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission. Such executive officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that its officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements for the fiscal year ended October 31, 1999, except Form 4 required to be filed by Ronda Lee McNay in December 1998 and Heartland Advisors.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's Annual meeting of Shareholders for the year 2001 must be received by October 25, 2000. If the Company is not notified of a shareholder proposal by January 8, 2001, then the proxies held by management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Shareholder proposals should be addressed to the President and Chief Executive Officer of the Company at the Company's principal executive offices as set forth herein.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any postponement(s) or adjournment(s) thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       JOHN W. PETH
                                       President and Chief Executive Officer


Dated:  February 22, 2000
        San Jose, California



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF BUSINESS RESOURCE GROUP
2000 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Business Resource Group, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 22, 2000 and hereby appoints John W. Peth and John M. Palmer or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Shareholders of Business Resource Group to be held on March 23, 2000 at 1:30p.m., local time, at the Double Tree Hotel, 2050 Gateway Place, San Jose, California 95110 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

     Please mark your
[X]   votes as in this
     example

                      FOR all nominees              WITHHOLD authority to
                    listed to the right             vote for all nominees
                   (except as indicated)              listed to the right
1. Election of             /   /                            /   /               Nominees:   George Kelly
   Directors                                                                                Brian D. McNay
                                                                                            John W. Peth
                                                                                            Harry S. Robbins
                                                                                            Jeffrey D. Tuttle

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.

                                                                  FOR         AGAINST       ABSTAIN
2. Proposal to approve the appointment of Deloitte & Touche       / /           / /           / /
   LLP as the independent auditors of the Company for the
   fiscal year ending October 31, 2000.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS AND (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                               DATE

SIGNATURE(S)                                               DATE

NOTE: (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



















































[OH&S LETTERHEAD]

February 22, 2000

VIA EDGAR

Securities and Exchange Commission
450     Fifth Street, N.W.
Washington, D.C. 20549-1004
Attn: Filing Desk, Stop 1-4

BUSINESS RESOURCE GROUP
DEFINITIVE PROXY MATERIALS

Ladies and Gentlemen:

Pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and Rules 101(a)(3) and 309(b) of Regulation S-T of the Securities Act of 1933, as amended, we hereby transmit for the information of the Securities and Exchange Commission (the "Commission") and staff (the "Staff") on behalf of Business Resource Group (the
"Company") the following documents concerning the Company's definitive proxy materials:

1.      Cover page as required by Rule 14a-6(m); and

2. One (1) definitive copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card to be used in connection with the Company's Annual Meeting.

Please contact the undersigned at (650) 614-7466 if you have any questions.

        Sincerely,


        /s/     Peter Cohn

Enclosures

cc w/out encl.: John W. Peth
                Lori Fuller